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                                                                   Exhibit 10.02

PERSONAL AND CONFIDENTIAL                   December 28, 1999

Mr. Gary L. Trujillo
Chairman and Chief Executive Officer
quepasa.com, inc.
One Arizona Center
400 East Van Buren Avenue
Suite 400
Phoenix, AZ  85004

Dear Gary:

         This agreement ("Agreement") sets forth the terms of the engagement by quepasa.com, inc. (the "Company") of Friedman, Billings, Ramsey & Co., Inc. ("FBR" or the "Advisor"), pursuant to which FBR shall serve as the financial advisor to the Company in connection with an analysis of the Company's strategic opportunities, including:

         (a) The private sale of a minority equity interest in the Company to Hispanic Broadcasting Corporation (the "HBC Equity Transaction");

         (b) The private sale of a minority or majority equity interest in the Company to any party other than Hispanic Broadcasting Corporation (an "Equity Transaction");

         (c) To the extent requested by the Company in writing, the potential purchase of all or substantially all of the assets and/or liabilities or capital stock of any company, partnership, business, joint venture or any other enterprise, whether structured as a purchase and assumption transaction, merger, reverse merger, stock transfer or otherwise (a "Purchase Transaction").

         It is acknowledged that the Company is under no obligation to enter into any of the above-mentioned transactions (collectively referred to herein as "Transactions").

         1.  SCOPE OF SERVICES

         In connection with the analysis and pursuit of any of the above mentioned transactions, FBR will, as the Company's exclusive financial advisor and investment banker, undertake one or more of the following activities, as requested from time to time by management of the Company (hereinafter referred to as the "Advisory Services"):

         1(a) Evaluation of the Company, its current and historical financial condition, franchise value, operations and projected results;

         1(b) Peer group performance comparisons and comparable company analysis;

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         1(c) Identify and/or profile potential investor or purchaser candidates for the Company (each a "Purchaser Entity"); upon the request of the Company, advise on the transaction capacity, appropriate transaction structure and pricing parameters for each Purchaser Entity;

         1(d) Participation in: (i) discussions between the Company and a Purchaser Entity; (ii) "due diligence" investigations of such Purchaser Entity; and (iii) negotiation of a letter of intent, memorandum of understanding and/or definitive agreement with a Purchaser Entity;

         1(e) If appropriate, conduct board of director presentations regarding potential Purchaser Entities and Transactions; provide a fairness opinion, if required, to the Company at the time of execution of an agreement for a Transaction, an update thereof at the time proxy materials are mailed to the Company's shareholders with respect to approval of such agreement and at the closing of the Transaction, or as otherwise required by the definitive agreement with the Purchaser Entity (a "Fairness Opinion"); and

         1(f) Such other financial advisory and investment banking services as are customary in engagements of the type contemplated hereby and as may be reasonably agreed upon by the Company and FBR.

         The Company acknowledges that all advice (written or oral) given by FBR to the Company is intended solely for the benefit and use of the Company (including its management, directors, attorneys, accountants, and advisors). Other than to the extent reflected in Board of Director meeting minutes, or as may be required by law or regulation (including, without limitation, the proxy rules under the federal securities laws), no advice (written or oral) of FBR hereunder shall be used, reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose, nor shall any public references to FBR be made by the Company (or its management, directors or attorneys), without the prior consent by FBR.

         It is understood that: (i) any Fairness Opinion which may be rendered by the Advisor concerning a Transaction shall be used by the Board of Directors solely in connection with their consideration of that Transaction; and (ii) the Company will not furnish any Fairness Opinion or other material prepared by the Advisor to any other person or persons or use or refer to any Fairness Opinion for any other purposes without the prior written approval of the Advisor. The Advisor acknowledges that any such Fairness Opinion may be referred to and reproduced in its entirety in proxy materials sent to the Company's stockholders in connection with the solicitation of approval for a Transaction.

         The Advisor and its affiliates are engaged in securities trading, brokerage activities and private equity investments, as well as providing investment banking and financial advisory

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services. In the ordinary course of such activities, they may at any time hold long or short positions, and may trade or otherwise effect transactions, for their account or the accounts of customers, in debt or equity securities of the Company and potential Purchaser Entities. Subject to the provisions of Section 2 hereof, nothing in the Agreement shall be construed to prohibit or limit the ability of FBR or its affiliates from pursuing, investigating, analyzing or engaging in investment banking, financial advisory and other business relationships with entities other than the Company, notwithstanding that such entities may have customers, or potential customers, similar or identical to the Company's, or may have been or may be identified as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

         2.  INFORMATION TO BE SUPPLIED; CONFIDENTIALITY

         2(a) In connection with FBR's activities on behalf of the Company, the Company will furnish FBR with all financial and other information regarding the Company that FBR reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the "Information"). The Company will provide FBR with access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants for the Company. The Company recognizes and agrees that FBR (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

         2(b) FBR and its representatives will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall use or disclose the Information only as authorized by the Company or as required by law or by order of a governmental authority or court of competent jurisdiction. In the event that FBR is legally required to make disclosure of any of the Information, FBR will give notice to the Company prior to such disclosure, to the extent that FBR can practically do so.

The foregoing paragraph shall not apply to information that:

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         (i)   is or becomes (prior to the use or disclosure by FBR) generally available to the public or within the industries in which the Company or FBR or its affiliates conduct business, other than as a direct result of a breach by FBR of its obligations under this Agreement;

         (ii) is already in the possession of, or conceived by, FBR or any of its affiliates prior to being furnished to FBR by the Company, provided that the source of such information was not prohibited from disclosing the information in violation of any contractual, legal or fiduciary obligation;

         (iii) is obtained by FBR or any of its affiliates from a third party who FBR reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or

         (iv)  is independently developed by FBR or its affiliates.

         2(c) Nothing in this Agreement shall be construed to limit the ability of FBR or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationships with, entities other than the Company. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

         2(d) The Company will advise FBR promptly and in any event prior to the delivery of a Fairness Opinion, of the occurrence of any event or any other change known to the Company that results in a material change to the information previously supplied to FBR.

         3.    COMPENSATION

         In connection with providing the Company with the Advisory Services set forth above, FBR will be compensated by the Company as follows (see examples in Appendix II):

         3(a) Upon the execution of this Agreement, the Company will remit to FBR a nonrefundable retainer of $100,000. This retainer will be applied to any success fee as defined below.

         3(b) In the event the HBC Equity Transaction is agreed to and subsequently consummated, a success fee (the "Success Fee") equal to $150,000 plus one percent (1%) of the aggregate purchase price of the securities sold and the fair market value of any additional non-cash consideration received by the Company in excess of $5 million.

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         3(c) In the event an Equity Transaction is agreed to and subsequently consummated, a Success Fee equal to three percent (3%) of the aggregate purchase price of the securities sold and the fair market value of any additional non-cash consideration received by the Company.

         3(d) In the event a Purchase Transaction is agreed to and subsequently consummated, a Success Fee equal to the sum of two percent (2%) of the first $30 million, one percent (1%) of any amount over $30 million and up to $500 million, and one-half percent (1/2 %) of the any amount over $500 million of the fair market value (as defined below) of the aggregate consideration paid by the Company as of the closing of the Purchase Transaction. The Success Fee shall be due and payable to FBR in immediately available funds at the closing of such Purchase Transaction. For purposes of calculating the value of the aggregate consideration, any outstanding stock options, warrants or other rights to purchase stock shall be valued at the amount by which the per share value of the consideration to be received for stock exceeds the per share exercise price of any outstanding option, warrant or other right to purchase the stock.

         For the purposes of Paragraph 3(d) above, "fair market value" of non-cash consideration shall have the following meaning: (i) in the case of the sale, exchange or purchase of the company's equity securities, the total consideration paid for such securities (including amounts paid to holders of options, warrants and convertible securities as consideration for such securities), but excluding all indebtedness for borrowed money; and (ii) in the case of a sale or disposition by the company of assets, the total consideration paid for such assets, excluding the principal amount of all indebtedness for borrowed money, whether or not assumed by the purchaser.

         3(e) In addition to the Fee payable to FBR under this Agreement, the Company agrees to reimburse FBR upon request for its reasonable out-of-pocket expenses, including cost of legal counsel, incurred in connection with its services under this Agreement whether or not a Transaction is consummated. Such expenses will not exceed $100,000 without the written permission of the Company.

         4.  INDEMNIFICATION, CONTRIBUTION, AND LIMITATION OF LIABILITY

         The Company agrees to indemnify FBR and its controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I, and agrees to the other provisions of Appendix I, which is incorporated herein by this reference, regardless of whether the proposed Transaction is consummated.

         5.   TERM OF ENGAGEMENT PERIOD; SURVIVAL OF PROVISIONS

         This Agreement and the retention of FBR hereunder shall remain in full force and effect for six months from the date hereof and may be terminated by the Company or FBR at any time, with or without cause, upon 30 days written notice to that effect to the other party, without further obligation to each other, except it is agreed that the provisions relating to indemnification,

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limitation of liabilities, contribution, settlement, the provisions relating to the payment of fees and expenses, confidentiality, the status of FBR as in independent contractor, the limitation on to whom FBR shall owe any duties and the waiver of the right to trial by jury in this Agreement will survive any such termination. If terminated, any agreement or other written arrangement entered into by the Company with a Purchaser Entity (that was contacted by FBR with the express authorization of the Company) regarding the Transactions within a 12 month period following the termination of this Agreement shall be deemed to give rise to the Success Fees set forth in Section 3, payable in full by the Company to FBR, upon the completion of such transaction; provided, however, that FBR shall be required to provide the Fairness Opinion described in Paragraph 1(e) hereof. In the event that the Company's Board of Directors determines to sell the Company during the Engagement Period, then the Company agrees to engage FBR as it's exclusive financial advisor therefore and agrees to pay FBR a Success Fee equal to one percent (1%) of the fair market value of such transaction up to $500 million and one-half percent (1/2 %) of the fair market value of such transaction in excess of $500 million.

         6.  INDEPENDENT CONTRACTOR; NO FIDUCIARY DUTY

         The Company acknowledges and agrees that it is a sophisticated business enterprise and that FBR has been retained pursuant to this Agreement to act as financial advisor to the Company solely with respect to the matters set forth herein. In such capacity, FBR shall act as an independent contractor, and any duties of FBR arising out of its engagement pursuant to this Agreement shall be contractual in nature and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary duty on the other.

         7.  BENEFICIARIES

         This Agreement shall inure to the sole and exclusive benefit of FBR and the Company and the persons referred to in Appendix I and their respective successors and representatives. The obligations and liabilities under this Agreement shall be binding upon FBR and the Company.

         8.  GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws principles or rules. Any dispute hereunder shall be brought in a court in the State of California.

         9.  AMENDMENTS

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         This Agreement may be modified or amended, or its provisions waived, only by a writing signed by the person or persons against whom enforcement of the modification, amendment or waiver is sought.

         10. ANNOUNCEMENTS OF THE TRANSACTION

         If a Transaction is consummated, the Company acknowledges and agrees that FBR may, at its option and expense, place an announcement in such newspapers and periodicals as it may choose stating that FBR has acted as financial advisor to the Company in connection with the Transaction. Other than announcements consistent with the preceding sentence neither parties shall make any public announcement relating to the content of this agreement or any proposed sale or transaction in the absence of mutual written agreements by the parties regarding the content and timing of such announcement.

         11. NO COMMITMENT

         This Agreement does not and will not constitute any agreement, commitment or undertaking, express or implied on the part of FBR or any affiliate to purchase or to sell any securities or to provide any financing and does not ensure the successful arrangement or completion of the Transaction.

         12. ENTIRE AGREEMENT

         This Agreement constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

         13.  SEVERABILITY

         If any portion of this Agreement shall be held or made unenforceable or invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect, and, to the fullest extent, the provisions of the Agreement shall be severable.

         14. HEADINGS

         The descriptive headings of the paragraphs subparagraph and Appendix I of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretations of this Agreement.

         15. FAILURE OR DELAY NO WAIVER

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         It is understood and agreed that failure or delay by either the Company or FBR in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

         16. WAIVER OF TRIAL BY JURY

         EACH OF FBR AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

If the foregoing terms correctly set forth our agreement, please sign and return to us a duplicate copy of this Agreement. We look forward to working with you toward the successful conclusion of this engagement and developing a long term relationship with the Company.

Very truly yours,

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
   ----------------------------------------------------------
         James C. Neuhauser, CFA
         Managing Director

Confirmed and accepted as of
this__________________ day of ___________________, 1999

quepasa.com, inc.

By:
   ----------------------------------------------------------
         Gary L. Trujillo
         Chairman and Chief Executive Officer

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                                   APPENDIX I

         The Company agrees to indemnify and hold harmless FBR and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (FBR and each such person being an "Indemnified Party") from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by FBR of the services contemplated by or the engagement of FBR pursuant to, this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Parties willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of FBR pursuant to, or the performance by FBR of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from FBR's bad faith, willful misconduct or gross negligence.

         Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party's own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Indemnifying Party to conduct the defense of both

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the Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

         If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and FBR on the other hand, of the Transaction (or other Transaction) as contemplated whether or not the Transaction (or Other Transaction) is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and FBR, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and FBR of the Transaction (or other Transactions) as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Transaction (or other Transactions) bear to the fees paid or to be paid to FBR under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that FBR shall not be required to contribute any amount in excess of the amount by which fees paid FBR hereunder (excluding reimbursable expenses), exceeds the amount of any damages which FBR has otherwise been required to pay.

         The Company agrees that without FBR's prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which FBR or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

         In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse FBR on a monthly basis

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for all reasonable expenses incurred by it in connection with such Indemnified
Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

         If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitrate award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitrate award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

Confirmed and Agreed to:

quepasa.com, inc.

By:
   ----------------------------------------------------------
         Gary L. Trujillo
         Chairman and Chief Executive Officer

-------------------------------------------------------------
Date

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                                   APPENDIX II

                            SUCCESS FEE CALCULATIONS

a) HBC Equity Transaction.
   $40 Million Investment: Base fee of $150,000 plus 1% of ($40 Million minus $5 Million) $150,000 + $350,000= $500,000

b) Equity Transaction
   $40 Million Investment: 3% of $40 Million .03 x $40,000,000 = $1,200,000

c) Purchase Transaction
   $40 Million Purchase of another Entity: 2% of first $30 Million and 1% of next $ 470 Million

     $600,000 + $100,000 = $ 700,000

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March 22, 2001

Mr. Gary L. Trujillo
Chairman and Chief Executive Officer
quepasa.com, inc.
One Arizona Center
400 East Van Buren Avenue
Suite 400
Phoenix, AZ  85004

Dear Gary:

This letter agreement shall serve as an amendment (the "Amendment") to the letter agreement dated December 30, 1999 (the "Engagement Agreement"), between quepasa.com, inc. (the "Company") and Friedman, Billings, Ramsey & Co., Inc. ("FBR").

The Engagement Letter is hereby amended as follows:

          1. The following paragraph is inserted as the fifth paragraph of the Engagement Agreement:

               (d) To assist the Company with the liquidation of certain assets of the Company in one or more transactions and the distribution of the Company's assets to its shareholders (a "Liquidation").

          2. Paragraph 1(e) of the Engagement Agreement is replaced with the following paragraph:

               1(e) If appropriate, conduct board of director presentations regarding potential Purchaser Entities and Transactions; provide a fairness opinion, if required by the Transaction, at the time of execution of an agreement for a Transaction, at the time proxy materials are mailed to the Company's shareholders with respect to approval of any Transaction, at the closing or completion of a Transaction or as otherwise required by a definitive agreement with respect to a Transaction (a "Fairness Opinion"); and

          3. The second paragraph of Section 3 ("Compensation") of the Engagement Agreement is replaced with the following paragraph:

               3(a). Upon the execution of this Agreement, the Company will remit to FBR a nonrefundable retainer of $100,000. Upon the execution of the Amendment, the Company will remit to FBR an additional nonrefundable retainer of $100,000.

          4.   The following new Section 3(e) is inserted immediately after
Section 3(d) of the Engagement Letter:

               3(e) In the event a Liquidation is completed and the aggregate amount of retainers and fees that FBR has or is entitled to receive is less than $250,000 pursuant to Sections 3(a) through 3(d), at or prior to the completion of the Liquidation the Company will remit to FBR

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an additional amount so that FBR shall have received an aggregate of $250,000
(not including expense reimbursements payable pursuant to Section 3(f)).

          5.   Section 3(e) of the Engagement Agreement is redesignated as
Section 3(f), and the dollar amount in the last sentence thereof shall be amended from $100,000 to $150,000.

          6. The first sentence of Section 5 ("Term of Engagement Period; Survival of Provisions") is amended to change the word "twelve" in the second line to "eighteen."

All capitalized terms set forth in this Amendment not otherwise defined herein shall have the definition set forth in the Engagement Agreement. All other terms of the Engagement Agreement, including those set forth in Paragraph 3(d), shall remain in full force and effect.

Very truly yours,

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:
    -----------------------------------------------
     J. Rock Tonkel
     Managing Director and Executive Vice President


By:
    -----------------------------------------------

     William L. Boyan III
     Managing Director

                                       Confirmed and accepted as of
                                       This 15th day of March, 2001

                                       QUEPASA.COM, INC.


                                       By: --------------------------
                                            Gary L. Trujillo
                                            Chairman and Chief Executive Officer

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September 5, 2001


Mr. Gary L. Trujillo
Chairman and Chief Executive Officer
quepasa.com, inc.
One Arizona Center
400 East Van Buren Avenue
Suite 400
Phoenix, AZ  85004

Dear Gary:

As discussed, this letter agreement shall serve as a second amendment (the "Amendment") to the letter agreement dated December 30, 1999 and the first amendment dated March 22, 2001 (collectively, the "Engagement Agreement"), between quepasa.com, inc. (the "Company") and Friedman, Billings, Ramsey & Co., Inc. ("FBR").

The Engagement Letter is hereby amended as follows:

         1. The following paragraph is inserted as the third paragraph of Paragraph 3(d) of Section 3 ("Compensation") of the Engagement Agreement:

         There shall be a minimum Success Fee of $150,000, payable in cash. If the Success Fee, when calculated, is greater than $350,000, then the Success Fee shall be $350,000 payable in cash, plus an amount payable in warrants of the surviving corporation/merger partner ("Surviving Entity"). The warrant amount shall be determined by dividing the dollar amount of the Success Fee in excess of $350,000, by the Company's closing stock price on the day the Purchase Transaction is closed. The strike price of the warrants shall equal the closing price of the Company's stock price on the day the Purchase Transaction is closed.

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2. Section (c) of Appendix II ("Success Fee Calculations") of the Engagement
Letter is replaced with the following:

         c) Purchase Transaction (including the reverse merger with Great Western Land and Recreation, Inc. ("GWLR").

         Sum of:
         2% of the first $30 million,
         1% of any amount over $30 million and up to $500 million, 1/2% of the amount over $500 million of the fair market value.

         GWLR Example:

         Approximate Number of Shares Issued: 18,000,000
         Stock Price at Transaction Close: $.50
         Fair Market Value of Shares Issued: $9,000,000

         Warrants Issued:          4,940,000 @ $0.30 exercise price
                                   4,940,000 @ $0.60 exercise price
                                   4,940,000 @ $1.20 exercise price

         Number of "In the money" Warrants: 4,940,000 (due to $0.50 closing stock price)

         Fair Market Value of "In the money" Warrants: $988,000 = [($.50 - $0.30) x 4,940,000]

         Total Fair Market Value: $9,988,000 = (9,000,000 + 988,000)

         Success Fee (2% of the first $30 million) = $199,760

         3. The following new Section (d) is inserted immediately after Section
            (c) of Appendix II ("Success Fee Calculations") of the Engagement Letter.

         d) Warrant Calculation including GWLR (separate and independent example from Appendix II, section (c))

                Stock Price at Transaction Close:  $1.00
                Total Success Fee = $468,680
                Cash Payable Portion of Success Fee = $350,000
                Warrant Payable Portion of Success Fee = $118,680
                Number of Warrants to be issued ($118,680 divided by $1.00) = 118,680
                Exercise Price of Warrants (Stock Price on the day the Purchase Transaction is closed) = $1.00

All capitalized terms set forth in this Amendment not otherwise defined herein shall have the definition set forth in the Engagement Agreement. All other terms of the Engagement Agreement, including those set forth in Paragraph 3(d), shall remain in full force and effect.

Very truly yours,

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
    -----------------------------------------
      J. Rock Tonkel
      Managing Director and Executive Vice President

By:
    -----------------------------------------
      William L. Boyan III
      Managing Director

                                      Confirmed and accepted as
                                      of This ___ day of
                                      September, 2001

                                      QUEPASA.COM, INC.

                                      By:
                                          -------------------------------
                                            Gary L. Trujillo
                                            Chairman and Chief Executive Officer